FTE Networks Reports First Quarter 2018 Results

Revenues Increase 89% to $85.1 Million (Y-O-Y pro forma), Adjusted EBITDA of $7.4 Million

Company Reiterates 2018 Guidance

NAPLES, Fla., May 21, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and intelligent buildings, announced today its financial results for the three-month period ended March 31, 2018.

Operational Highlights

●	Achieved a combined backlog of approximately $460.7 million as of March 31, 2018. The combined backlog as of March 31, 2018 increased approximately $26.7 million from the 2017 year-end backlog.

●	Announcing that, effective with the first quarter of 2018, the Company will operate primarily in two segments: the infrastructure segment and the technology segment. The infrastructure segment includes general contracting management and network infrastructure solutions. The technology segment, which includes CrossLayer, Inc. (“CrossLayer”), is mainly comprised of managed network services, with an advanced network and cloud platform.

●	Announced new infrastructure and technology expansion projects valued at approximately $161 million year-to-date, as of May 1, 2018.

●	Continuing to experience expanded interest and pipeline in its technology segment and has successfully added buildings on-net.

●	Benchmark Builders, Inc. (“Benchmark”) moved to No. 5 (up from No. 6) among the top general contractors for alteration and renovation projects in New York City by the New York City Department of Buildings.

●	Entered into agreement with a global tier-1 commercial real estate owner to provide CrossLayer service for their in-building technology and technology solutions. Further details will be announced over the next 30 days.

Financial Highlights for the First Quarter of 2018

●	Total revenue of $85.1 million, up 89%, compared to pro forma total revenue of $45.0 million for the quarter ended March 31, 2017, as the Benchmark acquisition was not finalized until April 21, 2017.

●	Gross margin was 15.2%, compared to 22.2% on a pro forma basis in the first quarter of 2017.

●	Adjusted EBITDA of $7.4 million, representing an EBITDA margin of 8.7%, compared to pro forma EBITDA of $1.1 million in the first quarter of 2017.

●	Adjusted EPS of $0.56 per share. This compares to a pro forma adjusted net loss of $0.10 per share in the first quarter of 2017.

Management Commentary

“2018 is a pivotal year for FTE; I am excited at the forward progress the Company is making,” noted Michael Palleschi, President and Chief Executive Officer of FTE. “With the successful integration of Benchmark and launch of CrossLayer, we have positioned ourselves in the market to provide carrier grade in-building technology and innovative infrastructure services. Through our two business segments, technology and infrastructure, we have an incredible opportunity to manage the entire in-building ecosystem from design through implementation of data systems and intelligent buildings.”

Mr. Palleschi further states, “This quarter was excellent on several fronts. We experienced strong revenue growth when compared to pro forma results from first quarter 2017, increased our backlog to approximately $460.7 million, continued to expand our pipeline of CrossLayer opportunities, and strengthened the foundation for growth in 2018 and beyond.”

“We are also pleased to report that the infrastructure segment continues to drive results in the near-term and, based on our current visibility, expect to see revenue growth in 2018. The first quarter declined sequentially due to project timing, but our backlog and current pipeline give us confidence that 2018 will be a strong year. We benefit from a large and satisfied customer base that help drive recurring business.

“With respect to our technology segment, we are pleased to announce initial revenue contribution in the first quarter as a result of adding buildings on net. We have made excellent progress since launching CrossLayer in the fourth quarter of 2017 and we are on pace to meet our goal of 30 buildings on-net by the end of 2018. The strategy of leveraging our core competencies continues to increase both the quantity and quality of our pipeline. The value proposition brought by the CrossLayer solution is simple and easy to understand for building owners, developers, and managers. CrossLayer enables the above groups to differentiate their properties by offering advanced network services directly to tenants and guests. We continue to expect to see a meaningful impact on revenue in the 2nd half of 2018.”

“Overall, we continue to focus on driving revenue growth in the near and long-term. Buoyed by the exciting CrossLayer solution, the Company is energized and well on its way to realizing its growth goals while maximizing shareholder value.”

First Quarter 2018 Financial Results

Total revenue for the first quarter of 2018 was $85.1 million.

Consolidated gross margin was 15.2%, compared to pro forma gross margin of 22% for the first quarter 2017. Benchmark’s gross margin is lower than FTE’s legacy network unit.

Operating expenses for the first quarter 2018 were $11.3 million, compared to pro forma operating expenses of $9.2 million in the first quarter of 2017. The increase in expenses is primarily attributable to higher stock compensation expense and increased amortization expense of intangible assets.

Operating income was approximately $0.2 million in first quarter of 2018, which included approximately $0.3 million in one-time expenses, compared to the prior quarter, pro forma operating Income of $0.8 million which included approximately $ 0.2 million in one-time expenses.

Other expense for the first quarter of 2018 totaled $9.7 million, compared to $4.0 million on a pro forma basis in the first quarter of 2017. The increase is primarily attributable to one time costs such as the amortization of deferred financing costs and debt discounts, as well as other financing costs.

On a GAAP-basis, net loss was approximately $10.2 million, or $2.09 per share, for the three-months ended March 31, 2018, compared to a pro forma loss of $3.1 million, or $1.02 per share, for the period ending March 31, 2017. On a non-GAAP basis, net income was approximately $3.5 million, or $0.56 per share, for the three-months ended March 31, 2018 (See reconciliation table below).

Adjusted EBITDA was $7.4 million for the three-months ended March 31, 2018.*

As of March 31, 2018, combined backlog totaled approximately $460.7 million.

As of March 31, 2018, FTE had $9.6 million in cash and working capital of $12.5 million.

Financial Guidance for 2018

Based on results year to date, the Company is reiterating its previously issued financial guidance for 2018. Expectations are as follows:

●	Net revenue of $350 million

●	Adjusted EBITDA of $30 million

●	Operating Income of $15 million

●	Buildings on-net, 30

Conference Call and Webcast Information

As previously announced, Michael Palleschi, Chief Executive Officer, and David Lethem, Chief Financial Officer, will host a conference call today to review the Company’s first quarter 2018 results, followed by a brief question and answer period. Please submit questions prior to the call to Ted Haberfield by email at thaberfield@mzgroup.us before 1:30pm ET.

The dial-in information for the conference call is as follows:

Date:	Monday, May 21, 2018
Time:	4:15 pm EDT
U.S. Toll-Free dial-in number:	1-877-407-9716
International dial-in number:	1-201-493-6779

The conference call will also be available via live audio webcast, which can be accessed through the events section of the Investor Relations section of the Company’s website at https://ir.ftenet.com/news-events or at http://public.viavid.com/index.php?id=129742. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through June 4, 2018, at 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13679893.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

(*) Use of Non-GAAP Financial Information

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures:

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by FTE Networks as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

	For the Three Months ended
	March 31
	2018	2017
Net Income (Loss) (GAAP)	$(10,183,953)	$(824,716)
Adjustments to Net Income (Loss):
Interest expense	913,252	819,919
Income tax expense (benefit)	567,453	-
Amortization	11,255,316	397,974
Depreciation	437,374	241,394
Financing costs	2,001,671
Acquisition related costs	92,630	226,004
EBITDA	5,083,743	860,575
Further Adjustments to EBITDA:
Non-cash stock based expense	2,320,020	189,673
Adjusted EBITDA (non-GAAP)	$7,403,763	$1,050,248

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by FTE Networks as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP Earnings

per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months ended
	March 31,
	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$(10,203,844)	$(844,607)
Adjustments to Net Income (Loss):
Amortization	11,255,316	397,974
Deemed dividends on preferred stock	19,891	19,891
Non-cash stock based expenses	2,320,020	189,673
Acquisition related costs	92,630	226,004
Adjusted net income (non-GAAP)	$3,484,014	$(11,065)

Net income (loss) per common share (GAAP)
Diluted EPS	$(1.65)	$(0.35)
Adjustments to diluted loss per share:
Amortization of intangibles	1.82	0.16
Non-cash stock based compensation expenses	0.37	0.08
Acquisition related costs	0.01	-
Deemed dividends on preferred stock	0.00	0.01
Impact of including warrants in Adj. Diluted Shares	0.00	0
Adjusted Diluted EPS (non-GAAP)	0.56	(0.10)

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	6,200,000	2,418,021
Warrants not included in GAAP Diluted Shares (using treasury stock method)	-	-
Weighted Avg. Preferred Shares (as converted)	-	-
Adjusted Diluted Shares outstanding (non-GAAP)	6,200,000	2,418,021

Basis for Non-GAAP Adjustments

FTE Networks’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

●	Amortization of intangible assets — The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. FTE Networks excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

●	Stock-based compensation expenses — As incentive for both employees and certain non-employees, from time to time shares of the Company’s common stock are issued by the Board of Directors. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

●	Deemed dividends on preferred stock — GAAP accounting for the structure of the Series A and Series A-1 Preferred Stock requires the Company to accrue a set dividend rate quarterly. Since such dividends are not paid in cash, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “expect,” “expectations,” “positioned,” “forward,” “opportunity,” “expand,” “goal,” “strategy” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements, approximations, and forecasts FTE makes regarding previously issued financial guidance for 2018; the Company’s future revenue and operating performance and growth expectations for its infrastructure and technology segments; market demand for the FTE’s services; and other matters that involve known or unknown risks, uncertainties and other factors that may cause FTE’s results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on FTE’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, approximations, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of FTE’s control, such as changing market conditions for FTE’s services and the risk that FTE fails to capitalize on its strategic initiatives. These risk factors and others are included from time to time in documents FTE files with the Securities and Exchange Commission, including but not limited to, its Form 10-K’s, Form 10-Q’s and Form 8-K’s. FTE’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by FTE in this release is based only on information currently available to it and speaks only as of the date on which it is made. FTE undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Investor Contact:

Ted Haberfield

MZ Group North America

President

Phone: 760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us